UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2006

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

On May 3, 2006, the Company announced its intention to commence cash tender offers and consent solicitations for three issues of its outstanding debt and consent solicitations with respect to two additional issues of outstanding convertible debt. A copy of the Company’s May 3, 2006 news release making the announcement is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

On May 5, 2006, the Company commenced the cash tender offers and consent solicitations. Copies of the Offers to Purchase and Consent Solicitations Statement, Letter of Transmittal and Consent, Consent Solicitation Statement, and Consent Form are furnished herewith as Exhibits 99.2, 99.3, 99.4, and 99.5, respectively, and are incorporated in this Item 7.01 by reference.

The Company does not make any recommendation as to whether or not holders of the debt securities subject to the tender offer and consent solicitation should tender their securities pursuant to the tender or to deliver their consent pursuant to the consent solicitation. Each holder is advised to make its own decision as to whether to tender its securities, whether to deliver its consents and, if so, the principal amount of such securities as to which such action is to be taken.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.
• Not applicable

(b)	Pro forma financial information.
• Not applicable

(c)	Exhibits. The following exhibits to the matters disclosed under Item 7.01 are furnished, not filed, pursuant to General Instruction B 2 to Form 8-K:
	99.1	Press Release dated May 3, 2006.
	99.2	Offers to Purchase and Consent Solicitations Statement dated May 5, 2006
	99.3	Letter of Transmittal and Consent
	99.4	Consent Solicitation Statement dated May 5, 2006
	99.5	Consent Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: May 6, 2006